                                                                   EXHIBIT 10.12


                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                                 ADVANTIX, INC.,


                                  PROTIX, INC.


                                       AND


                          SHAREHOLDERS OF PROTIX, INC.


                           EFFECTIVE OCTOBER 16, 1998

                                TABLE OF CONTENTS

                                                                                      Page
1. DEFINITIONS ..............................................................           1

2. SALE AND TRANSFER OF SHARES; CLOSING .....................................           1
   2.1        Shares ........................................................           1
   2.2        Purchase Price ................................................           1
   2.3        Closing .......................................................           2
   2.4        Closing Deliveries ............................................           3

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY ............................           4
   3.1        Organization and Good Standing ................................           4
   3.2        Authority; No Conflict ........................................           5
   3.3        Capitalization ................................................           6
   3.4        Financial Statements ..........................................           6
   3.5        Books and Records .............................................           6
   3.6        Title to Properties; Encumbrances .............................           7
   3.7        Condition and Sufficiency of Assets ...........................           7
   3.8        Accounts Receivable ...........................................           7
   3.9        Inventory .....................................................           8
   3.10       No Undisclosed Liabilities ....................................           8
   3.11       Taxes .........................................................           8
   3.12       No Material Adverse Change ....................................           8
   3.13       Employee Benefits .............................................           9
   3.14       Compliance with Legal Requirements; Governmental Authorizations           9
   3.15       Legal Proceedings; Orders .....................................          10
   3.16       Absence of Certain Changes and Events .........................          11
   3.17       Contracts; No Defaults ........................................          12
   3.18       Insurance .....................................................          15
   3.19       Environmental Matters .........................................          16
   3.20       Employees .....................................................          18
   3.21       Labor Relations; Compliance ...................................          18
   3.22       Intellectual Property .........................................          18
   3.23       Certain Payments ..............................................          20
   3.24       Disclosure ....................................................          21
   3.25       Relationships With Related Persons ............................          21
   3.26       Brokers or Finders ............................................          21

4. REPRESENTATIONS AND WARRANTIES OF THE SELLERS ............................          21
   4.1        Title to Shares ...............................................          21
   4.2        Authority; No Conflict ........................................          21
   4.3        Restricted Securities .........................................          22
   4.4        Investment Intent .............................................          22





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
   4.5        Questionnaire ..............................................          22
   4.6        Purchaser Representations ..................................          23
   4.7        Residence ..................................................          23
   4.8        Legends ....................................................          23

5. REPRESENTATIONS AND WARRANTIES OF BUYER ...............................          23
   5.1        Organization and Good Standing .............................          23
   5.2        Authority; No Conflict .....................................          24
   5.3        Capitalization .............................................          24
   5.4        Financial Statements .......................................          25
   5.5        No Undisclosed Liabilities .................................          25
   5.6        No Material Adverse Change .................................          25
   5.7        Disclosure .................................................          25
   5.8        Investment Intent ..........................................          26
   5.9        Brokers or Finders .........................................          26

6. COVENANTS AND FURTHER AGREEMENTS ......................................          26
   6.1        Sellers' Representative ....................................          26
   6.2        Additional Sellers .........................................          27
   6.3        Holdback Agreement .........................................          27
   6.4        Tax Elections ..............................................          27
   6.5        Further Assurances .........................................          28
   6.6        Employee Bonuses ...........................................          28
   6.7        Rule 144 ...................................................          29
   6.8        Termination of Stock Repurchase Agreement ..................          29

7. INDEMNIFICATION; REMEDIES .............................................          29
   7.1        Survival; Right to Indemnification Not Affected by Knowledge          29
   7.2        Indemnification and Payment of Damages by the Sellers ......          30
   7.3        Indemnification and Payment of Damages by Buyer ............          31
   7.4        Time Limitations ...........................................          31
   7.5        Limitations on Amount--Sellers .............................          32
   7.6        Limitations on Amount--Buyer ...............................          32
   7.7        Right of Set-Off ...........................................          32
   7.8        Procedure for Indemnification--Third Party Claims ..........          33
   7.9        Procedure for Indemnification--Other Claims ................          34
   7.11       Sole Remedy ................................................          34

8. GENERAL PROVISIONS ....................................................          35
   8.1        Public Announcements .......................................          35
   8.2        Notices ....................................................          35
   8.3        Dispute Resolution .........................................          36
   8.4        Waiver .....................................................          36
   8.5        Entire Agreement and Modification ..........................          36
   8.6        Assignments, Successors, and No Third-Party Rights .........          37



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
   8.7        Severability ...............................................          37
   8.8        Section Headings, Construction..............................          37
   8.9        Time of Essence ............................................          37
   8.10       Governing Law ..............................................          37
   8.11       Equitable Remedies .........................................          37
   8.12       Effect of Amendment or Waiver...............................          37
   8.13       Opportunity to Consult Counsel..............................          37
   8.14       Counterparts ...............................................          37







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                            STOCK PURCHASE AGREEMENT

            This Stock Purchase Agreement ("Agreement") is made as of October 16, 1998, by and among Advantix, Inc., a Delaware corporation ("Buyer"), ProTix, Inc., a Wisconsin corporation ("Company"), and the shareholders of the Company as listed on the signature pages of this Agreement who become parties to this Agreement (individually, "Seller", and collectively, "Sellers").

                                 R E C I T A L S

            A. Sellers own one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company.

            B. Buyer desires to purchase all of the shares of capital stock of the Company owned by the Sellers (the "Shares"), and the Sellers desire to sell the Shares, on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

            The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

            For purposes of this Agreement, the terms set forth in Exhibit 1 shall have the meanings specified or referred to therein.

2. SALE AND TRANSFER OF SHARES; CLOSING

            2.1 Shares. Subject to the terms and conditions of this Agreement, at the Closing, each of the Sellers will sell and transfer to Buyer, and Buyer will purchase from Sellers, that number of Shares set forth below each Seller's respective signature on the signature page hereto, which in the aggregate shall constitute at least one hundred percent (100%) of the outstanding shares of capital stock of the Company, in exchange for their pro rata share of the Purchase Price.

            2.2 Purchase Price. The purchase price (the "Purchase Price") for the Shares will consist of the following:

            (a) Cash payments at Closing (the "Closing Cash Payment") which shall equal the product of (x) the Participating Percentage, times (y) the result of $1,620,340 (i) plus (an amount equal to the remainder, if any, of $2,910,746 minus the debt of the Company repaid by Buyer pursuant to Sections 2.4(c) and 2.4(d)), (ii) minus (an amount equal to the remainder, if any, of the debt of the Company repaid by Buyer pursuant to Sections 2.4(c) and 2.4(d) minus $2,910,746) and (iii) minus the amount by which Net Working Capital as of the Closing Date ("Closing Date Net Working Capital") is less than zero. At the Closing, the Closing Date Net Working Capital will be estimated, by mutual agreement of Buyer and the Company, based on the Company's Net Working Capital as of September 30, 1998, and the amount paid at the Closing shall be based on such estimate. Within 60 days after the Closing Date, Arthur Andersen LLP will determine the actual Closing Date Net Working Capital. If the Sellers' Representative, on behalf of the Sellers, disputes the determination of the actual Closing Date Net Working Capital by Arthur Andersen LLP, an independent public accounting firm mutually agreeable to Buyer and Sellers' Representative will be selected within 14 days of notice of such dispute and such firm will determine, at Sellers' expense, the actual Closing Date Net Working Capital, which determination shall be final and binding on the parties hereto. If the amount by which the actual Closing Date Net Working Capital is less than zero is greater than the amount estimated at the Closing, Buyer shall advise the Sellers' Representative of the amount of such difference (the "Deferred Cash Shortfall") and shall deduct from the Deferred Cash Payment an amount equal to the product of the Participating Percentage times the Deferred Cash Shortfall. If the amount by which the actual Closing Date Net Working Capital is less than zero is less than the amount estimated at the Closing, Buyer shall advise the Sellers' Representative of the amount of such difference and shall, within 10 business days after determination of the actual Closing Date Net Working Capital, pay to the Sellers' Representative on behalf of the Sellers the product of the Participating Percentage times the amount of such difference.

            (b) Shares of common stock of Buyer delivered at Closing equal to the product of (x) the Participating Percentage, times (y) 714,969 (the "Buyer Stock").

            (c) Cash payment on the first anniversary of the Closing Date by Buyer to the Sellers' Representative on behalf of the Sellers (the "Deferred Cash Payment") which shall equal the product of (x) the Participating Percentage, times (y) Four Hundred Thousand Dollars ($400,000).

            (d) Warrants to purchase common stock of Buyer delivered at Closing in substantially the form of Exhibit 2.2(d) (the "Warrants") representing in the aggregate the right to purchase (subject to vesting) that number of shares equal to the product of (x) the Participating Percentage, times (y) 1,435,406.

            (e) Promissory notes delivered at Closing in substantially the form of Exhibit 2.2(e) (the "Notes") in the aggregate principal amount equal to the product of (x) the Participating Percentage, times (y) One Million Two Hundred Ninety-Seven Thousand Dollars ($1,297,000).

The final Purchase Price determined pursuant to this Section 2.2 shall be allocated pro rata among the Sellers in proportion to the number of Shares sold to Buyer.

            2.3 Closing. The purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Buyer's counsel at 19900 MacArthur Boulevard, Suite 1050, Irvine, California 92612 at 10:00 a.m. (local time) on October 15, 1998 or at such other time and date as the parties may fix. For Buyer's purchase accounting and financial reporting purposes, the acquisition of the Shares by Buyer pursuant to this Agreement shall be deemed to have occurred on September 30, 1998.



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

            2.4 Closing Deliveries. At the Closing:

            (a) The Company and Sellers will deliver to Buyer:

                (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

                (ii) employment agreements in substantially the forms of
            Exhibits 2.4(a)(ii)(1)-(4), executed by Peter D. Hanson, Richard Graves, Harold Foodman and Bruce A. Foodman (collectively, "Employment Agreements");

                (iii) confidentiality, nondisclosure and noncompetition
            agreements in substantially the form of Exhibit 2.4(a)(iii) executed by Mary Ales, Michael Anderson and Greg Cutshall (collectively, "Confidentiality Agreements");

                (iv) a noncompetition agreement in substantially the form of
            Exhibit 2.4(a)(iv), executed by Mark Scioscia (the "Noncompetition Agreement");

                (v) a security agreement in substantially the form of Exhibit
            2.4(a)(v) (the "Security Agreement"), executed by the Sellers' Representative; and

                (vi) an opinion of Reinhart, Boerner, Van Deuren, Norris &
            Rieselbach in a form reasonably acceptable to Buyer.

            (b) Buyer will deliver to the Sellers' Representative on behalf of the Sellers:

                (i) a bank cashier's or certified check payable to each Seller in an amount equal to such Seller's pro rata share of the Closing Cash Payment;

                (ii) a stock certificate for each Seller equal to such Seller's pro rata share of the Buyer Stock;

                (iii) a warrant for each Seller equal to such Seller's pro rata share of the Warrants;

                (iv) a promissory note for each Seller equal to such Seller's pro rata share of the Notes;

                (v) the Employment Agreements, executed by Buyer or ProTix
            Access Control, LLC, as applicable;

                (vi) the Confidentiality Agreements, executed by Buyer;

                (vii) the Noncompetition Agreement, executed by Buyer;

                (viii) the Security Agreement, executed by Buyer and the
            Company; and




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
                (ix) an opinion of Hewitt & McGuire, LLP in a form reasonably acceptable to the Company.

            (c) Concurrent with, and as a condition to, the Closing, the Buyer shall repay approximately $430,000 of outstanding debt of the Company due to certain shareholders of the Company.

            (d) Concurrent with, and as a condition to, the Closing, the Buyer shall pay off an aggregate of approximately $2,600,000 of existing debt of the Acquired Companies due to Fleet Bank, Firstar Bank of Madison, NA and S&T Bank under various credit agreements.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as set forth in the Company's Schedule (which lists exceptions to the following representations and warranties and also contains matters required to be disclosed pursuant to this Section 3, each of which corresponds to the numbered sections contained in this Section 3), the Company represents and warrants to Buyer as set forth in this Section 3. The parties hereto acknowledge and agree that for purposes of this Agreement, if a document or a matter is disclosed in any Section of the Company's Schedule, such disclosure shall suffice, without specific repetition and with or without cross-reference, as a response to any other section of the Company's Schedule if such response is apparent from such disclosure.

            3.1 Organization and Good Standing.

            (a) Section 3.1 of the Company's Schedule contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of organization, other jurisdictions in which it is qualified to do business, and its capitalization (including the identity of each stockholder, partner or member and the number of shares or percentage interest held by each). Except as set forth in Section 3.1(a) of the Company's Schedule, each Acquired Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full corporate, partnership or limited liability company, as applicable, power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Each Acquired Company is duly qualified to do business as a foreign entity and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to so qualify will not have a material adverse effect on the business of such Acquired Company.

            (b) The Company has delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

            3.2 Authority; No Conflict.

            (a) This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that enforcement may be




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



limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

            (b) Except as set forth in Section 3.2 of the Company's Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                (i) materially contravene, conflict with, or result in a
            violation of (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

                (ii) materially contravene or conflict in any material respect with, or result in a material violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, may be subject;

                (iii) materially contravene or conflict in any material respect with, or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

                (iv) materially contravene, materially conflict with, or result in a material violation or material breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract, except where the effect thereof would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company; or

                (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

Except as set forth in Section 3.2 of the Company's Schedule, no Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

            3.3 Capitalization. The authorized equity securities of the Company consist of 56,000 shares of common stock, par value $1.00 per share, of which 19,517.04 shares (collectively, the "Company Stock") are issued and outstanding (such issued and outstanding shares are referred to collectively hereinafter as the "Company Stock"). Each of the Sellers is the record owner of that number of Shares set forth below their respective signatures on the signature page to this Agreement.



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

With the exception of the Company Stock, all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable, except to the extent otherwise provided by Section 180.0622 of the Wisconsin Statutes. Except as set forth in Section 3.3 of the Company's Schedule, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

            3.4 Financial Statements. The Company has delivered to Buyer: (a) an unaudited consolidated balance sheet of the Acquired Companies as of December 31, 1996, and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, (b) an unaudited consolidated balance sheet of the Acquired Companies as of December 31, 1997 (the "Company Balance Sheet"), and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, and (c) an unaudited consolidated balance sheet of the Acquired Companies as of July 31, 1998 (the "Company Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the seven months then ended. Except as set forth in Section 3.4 of the Company's Schedule, such financial statements fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Company Balance Sheet). The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. Except as set forth in Section 3.4 of the Company's Schedule, no financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company. Immediately prior to the Closing, total debt and capital lease obligations of the Acquired Companies did not exceed $3,100,000.

            3.5 Books and Records. The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct in all material respects. The minute books of the Acquired Companies contain, in all material respects, accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies. At the Closing, all such books and records will be in the possession of the Acquired Companies.

            3.6 Title to Properties; Encumbrances. Section 3.6 of the Company's Schedule contains a complete and accurate list of all real property, real property leaseholds, or other interests therein owned by any Acquired Company. The Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own, including all of the properties and assets reflected in the Company Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Section
3.6 of the Company's Schedule and personal property sold since the date of the Company Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Company Interim Balance Sheet (except for personal property acquired and sold since the date of the Company Interim Balance Sheet in the Ordinary Course of Business and consistent with past practice). Except as set forth in Section 3.6 of the Company's Schedule, all material properties and assets reflected in the Company Interim Balance Sheet are free and clear of all Encumbrances.

            3.7 Condition and Sufficiency of Assets. The buildings, plants, structures, and equipment of the Acquired Companies are in all material respects in good condition and working order (reasonable wear and tear excepted), and are adequate for the uses to which they are being put. Except as set forth in
Section 3.7 of the Company's Schedule, to the Knowledge of the Company, none of such buildings, plants, structures, or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

            3.8 Accounts Receivable. All accounts receivable of the Acquired Companies that are reflected on the Company Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date collectible net of the reserves shown on the accounting records of the Acquired Companies as of the Closing Date. Except as set forth in Section 3.8 of the Company's Schedule, to the Knowledge of the Company, there is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Section 3.8 of the Company's Schedule contains a complete and accurate list of all Accounts Receivable as of the date of the Company Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

            3.9 Inventory. All inventory of the Acquired Companies reflected in the Company Balance Sheet, the Company Interim Balance Sheet or acquired since that date, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Company Balance Sheet or the Company Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be. Except as set forth in Section 3.9 of the Company's Schedule, all inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are reasonable in the present circumstances of the Acquired Companies.



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

            3.10 No Undisclosed Liabilities. Except as set forth in Section 3.10 of the Company's Schedule, the Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) which in the aggregate are material to the financial condition, assets, properties or business of the Company taken as a whole, except for (a) liabilities or obligations reflected or reserved against in the Company Interim Balance Sheet, (b) current liabilities incurred in the Ordinary Course of Business since the date thereof and (c) liabilities or obligations disclosed pursuant to any other Section of the Company's Schedule if such liabilities are apparent from such disclosure.

            3.11 Taxes. Except as set forth in Section 3.11 of the Company's Schedule, all tax returns and reports required to be filed by the Acquired Companies, either separately or as a member of a group of corporations (collectively, the "Returns"), including, without limitation, returns for applicable Federal, state and local income, franchise, sales, use, gross receipts, occupation, withholding, transfer, real and personal property, employment, excise and other taxes with respect to the Acquired Companies and their operations, collectively ("Taxes"), have been filed. The Returns were correct and complete in all material respects. Except as set forth in Section
3.11 of the Company's Schedule: (a) all Taxes, charges and levies required to be paid as of the date hereof by the Acquired Companies, (as reported on the Returns) have been paid in full before such payment became delinquent and no deficiencies have been or, to the Knowledge of the Company, will be assessed with respect thereto; (b) no notice of deficiency or assessment with respect to Taxes has been received by the Company; (c) no notice of audit or examination has been received by the Company with respect to the Returns; and (d) there are no pending audits of the Returns and there are no claims which have been or, to the Knowledge of the Company, are reasonably expected to be asserted relating to the Returns. There are no outstanding agreements or waivers extending the statutory periods applicable for any Returns for any prior period. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of the Agreement.

            3.12 No Material Adverse Change. Since the date of the Company Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets, or financial condition of any Acquired Company, and, to the Knowledge of the Company, no event has occurred or circumstance exists that is reasonably expected to result in such a material adverse change.

            3.13 Employee Benefits. Except as set forth in Section 3.13 of the Company's Schedule:

            (a) none of the Acquired Companies or any ERISA Affiliate, has any actual or contingent, direct or indirect, material liability in respect of any employee benefit plan or arrangement, including any plan subject to ERISA, other than to make contributions under or pay benefits pursuant to the plans listed in
Section 3.13 of the Company's Schedule (collectively, the "Plans");

            (b) all of the Plans are in material compliance with all applicable Legal Requirements;




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
            (c) no Plan (i) is subject to Title IV of ERISA, or is otherwise a defined benefit plan, or is a multiple employer plan (within the meaning of IRC ss. 413(c)) or (ii) provides for post-retirement welfare benefits or a "parachute payment" (within the meaning of IRC ss. 280G(b)); and

            (d) the execution and delivery of this Agreement and the consummation of the Contemplated Transactions (i) will not result in any prohibited transaction within the meaning of Section 406 of ERISA or IRC ss. 4975 or (ii) in the payment, vesting or acceleration of any benefit.

            3.14 Compliance with Legal Requirements; Governmental
Authorizations.

            (a) Except as set forth in Section 3.14 of the Company's Schedule:

                (i) each Acquired Company is in compliance with all Legal
            Requirements, the violation of which would have a material adverse effect on such Acquired Company;

                (ii) No action, suit, proceeding, hearing, investigation,
            charge, complaint, claim, demand or notice has been filed, commenced, or, to the Knowledge of the Company, threatened against any Acquired Company alleging any failure to so comply.

            (b) Section 3.14 of the Company's Schedule contains a complete and accurate list of each Governmental Authorization that is held by any Acquired Company. Each Governmental Authorization listed or required to be listed in
Section 3.14 of the Company's Schedule is valid and in full force and effect. Except as set forth in Section 3.14 of the Company's Schedule, no Acquired Company has received, at any time since January 1, 1996, any written notice from any Governmental Body or any other Person regarding:

                (i) any actual, alleged or potential violation of or failure to comply with any term or requirement of any Governmental Authorization; or

                (ii) any actual proposed or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization

                (iii) any actual, proposed or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization.

The Governmental Authorizations listed in Section 3.14 of the Company's Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

            3.15 Legal Proceedings; Orders.

            (a) Except as set forth in Section 3.15 of the Company's Schedule, there is no pending Proceeding:

                (i) that has been commenced by or against any Acquired Company or that otherwise relates specifically to the business of, or any of the assets owned or used by, any Acquired Company; or

                (ii) that challenges, or that is reasonably expected to have the effect of preventing, delaying, making illegal, or otherwise materially interfering with, any of the Contemplated Transactions.

To the Knowledge of the Company, (1) no such Proceeding has been Threatened, and
(2) no event has occurred or circumstance exists that is reasonably expected to give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Section 3.15 of the Company's Schedule. The Proceedings listed in Section 3.15 of the Company's Schedule are not reasonably expected to have a material adverse effect on the business, operations, assets, condition, or prospects of any Acquired Company.

            (b) Except as set forth in Section 3.15 of the Company's Schedule:

                (i) there is no Order to which any of the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject;

                (ii) to the Knowledge of the Company, no officer, director, agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in the business of any Acquired Company.

            (c) Except as set forth in Section 3.15 of the Company's Schedule:

                (i) each Acquired Company is, and at all times since January 1,
            1997 has been, in compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                (ii) to the Knowledge of the Company, no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject; and

                (iii) no Acquired Company has received, at any time since
            January 1, 1997, any written notice or other communication from any Governmental Body or any other Person regarding any actual, alleged, or potential violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is or has been subject.

            3.16 Absence of Certain Changes and Events. Except as set forth in
Section 3.16 of the Company's Schedule, since the date of the Company Interim Balance Sheet, the Acquired

Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

            (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

            (b) amendment to the Organizational Documents of any Acquired
Company;

            (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or, except in the Ordinary Course of Business, employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

            (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

            (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

            (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $10,000;

            (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property;

            (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $5,000 individually, or $15,000 in the aggregate;

            (i) material change in the accounting methods used by any Acquired Company; or

            (j) agreement by any Acquired Company to do any of the foregoing.

            3.17 Contracts; No Defaults.

            (a) Section 3.17 of the Company's Schedule contains a complete and accurate list, and the Company has delivered to Buyer true and complete copies, of:

                (i) each Applicable Contract that involves performance of
            services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $15,000 annually;

                (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to, or employment by, one or more Acquired Companies of an amount or value in excess of $25,000 annually;

                (iii) each Applicable Contract that was not entered into in the
            Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $25,000 annually;

                (iv) each lease, rental or occupancy agreement, license,
            installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 annually and with terms of less than one year);

                (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property;

                (vi) each collective bargaining agreement and other Applicable
            Contract to or with any labor union or other employee representative of a group of employees;

                (vii) each joint venture, partnership, and other Applicable
            Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

                (viii) each Applicable Contract containing covenants that
            materially restrict the business activity of any Acquired Company or limit materially the freedom of any Acquired Company to engage in any line of business or to compete with any Person;

                (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                (x) each power of attorney that is currently effective and outstanding;

                (xi) each Applicable Contract entered into other than in the
            Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

                (xii) each Applicable Contract for capital expenditures in excess of $25,000 annually;

                (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

                (xiv) each amendment, supplement and modification in respect of any of the foregoing.

            (b) Except as set forth in Section 3.17(b) of the Company's
Schedule:

                (i) no Seller (and no Related Person of any Seller) has or may
            acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates specifically, and is material, to the business of, or any of the assets owned or used by, any Acquired Company; and

                (ii) to the Knowledge of the Company, no officer, director, agent, employee, consultant, or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

            (c) Except as set forth in Section 3.17(c) of the Company's Schedule, each Applicable Contract is in full force and effect and is valid and enforceable in accordance with its terms, except where the failure of such Applicable Contract to be in full force and effect or valid and enforceable would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company.

            (d) Except as set forth in Section 3.17(d) of the Company's
Schedule:

                (i) each Acquired Company is, and at all times since January 1,
            1997 has been, in material compliance with all applicable terms and requirements of each Applicable Contract, except where the failure to be in such compliance would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company;

                (ii) to the Knowledge of the Company, each other Person that has or had any obligation or liability under any Applicable Contract, and at all times since January 1, 1997 has been, in material compliance with all applicable terms and requirements of such

            Applicable Contract, except where the failure to be in such compliance would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company;

                (iii) to the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) will materially contravene, conflict with, or result in a material violation or material breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract, except where the effect thereof would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company; and

                (iv) no Acquired Company has given to or received from any other
            Person, at any time since January 1, 1997, any notice regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract, except where the effect of such a violation, breach or default would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company.

            (e) There are no renegotiations of, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under any Applicable Contracts with any Person and, to the Knowledge of the Company, no such Person has made written demand for such renegotiation.

            (f) The Applicable Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business.

            3.18 Insurance.

            (a) The Company has delivered to Buyer:

                (i) true and complete copies of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, is or has been covered at any time within the three years preceding the date of this Agreement;

                (ii) true and complete copies of all pending applications for policies of insurance; and

                (iii) any statement by the auditor of any Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

            (b) Section 3.18(b) of the Company's Schedule describes:

                (i) any written self-insurance arrangement by or affecting any
            Acquired Company, including any reserves established thereunder; and

                (ii) all obligations of the Acquired Companies to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

            (c) Section 3.18(c) of the Company's Schedule sets forth, by year, for the current policy year and the preceding policy years:

                (i) a summary of the loss experience under each policy;

                (ii) a statement describing each claim under an insurance policy for an amount in excess of $10,000, which sets forth:

                    (A) the name of the claimant;

                    (B) a description of the policy by insurer, type of
                insurance, and period of coverage; and

                    (C) the amount and a brief description of the claim; and

                (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

            (d) Except as set forth in Section 3.18(d) of the Company's
Schedule:

                (i) All policies to which any Acquired Company is a party or that provide coverage to any Acquired Company, or any director or officer of an Acquired Company:

                    (A) are, to the Knowledge of the Company, valid,
                outstanding, and enforceable;

                    (B) are, to the Knowledge of the Company, issued by an
                insurer that is financially sound and reputable;

                    (C) are sufficient for compliance with all Legal
                Requirements and Contracts to which any Acquired Company is a party or by which any of them is bound;

                    (D) will continue in full force and effect following the
                consummation of the Contemplated Transactions; and

                    (E) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of any Acquired Company.

                (ii) No Acquired Company has received (A) any refusal of
            coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                (iii) The Acquired Companies have paid all premiums due, and, to the Knowledge of the Company, have otherwise performed all of their respective obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

                (iv) To the Knowledge of the Company, the Acquired Companies
            have given notice to the insurer of all claims that may be insured thereby.

            3.19 Environmental Matters. Except as set forth in Section 3.19 of the Company's Schedule:

            (a) Each Acquired Company is, and at all times has been, in material compliance with, and has not been and is not in violation of or liable under any Environmental Laws, except for violations which are not reasonably expected to have a material adverse effect on any Acquired Company or its business. The Company has not received any notice, nor does the Company have any Knowledge, that any Acquired Company is not in material compliance with any Environmental Laws.

            (b) There are no actions pending, or to the Knowledge of the Company, actions, claims or investigations threatened against any Acquired Company, which in any case asserts or alleges that:

                (i) such Acquired Company violated any Environmental Law or
            Environmental Permit or is in default with respect to any Environmental Permit or any order, writ, judgment, variance, award or decree of any government authority;

                (ii) such Acquired Company is required to clean up or take remedial or other responsive action due to the disposal, discharge or other release of any Hazardous Substance on the Real Property or elsewhere; or

                (iii) such Acquired Company is required to contribute to the cost of any past, present or future clean up or remedial or other response action which arises out of or is related to the disposal, discharge or other release of any Hazardous Substance by an Acquired Company.

No Acquired Company is subject to any judgment, stipulation, order, decree or other agreement arising under any Environmental Laws.

            (c) With respect to the period during which one or more of the Acquired Companies occupied the real property described in Section 3.4 of the Company's Schedule (the "Real Property") and, to the Knowledge of the Company, with respect to the time before one or more of the Acquired Companies owned or occupied the Real Property:

                (i) no Hazardous Substances has been treated, recycled or
            disposed of (intentionally or unintentionally) on, under or at the Real Property in violation of Environmental Laws;

                (ii) there has been no release or threatened release of any
            Hazardous Substance at, on or from the Real Property in violation of Environmental Laws;

                (iii) there has not been nor are there now any materials
            containing asbestos or PBC on the Real Property; and

                (iv) there have been no activities on the Real Property which would subject Buyer or any subsequent owner or lessee of the Real Property to material damages, penalties, injunctive relief, or cleanup costs under any Environmental Laws. To the Knowledge of the Company, no property currently abutting the Real Property has every been used for the treatment, recycling or disposal ( intentional or unintentional) of Hazardous Substances, nor has there been a release or threatened release of any Hazardous Substances from such currently abutting property.

            (d) The Company has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any Acquired Company pertaining to hazardous materials or hazardous activities in, on, or under the Facilities, or concerning compliance by any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

            3.20 Employees.

            (a) Section 3.20 of the Company's Schedule contains a complete and accurate list of the following information for each employee or director of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid (except part-time employees); and vacation accrued.

            (b) To the Knowledge of the Company, no employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that materially adversely affects or will materially and adversely affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business. To the Knowledge of the Company, no director, officer, or other key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

            3.21 Labor Relations; Compliance. Since January 1, 1997, no Acquired Company has been or is a party to any collective bargaining or other labor Contract. Since January 1, 1997, there has not been, there is not presently pending or existing, and, to the Knowledge of the Company, there is not
Threatened: (a) any strike, slowdown, picketing, work stoppage, or employee grievance process; (b) any Proceeding against any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises; or (c) any application for certification of a collective bargaining agent. To the Knowledge of the Company, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. To the Knowledge of the Company, each Acquired Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

            3.22 Intellectual Property.

            (a) Except as set forth in Section 3.22 of the Company's Schedule, each of the Acquired Companies is the owner of, or has a valid license or right to use, sell and license all of, the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and its other proprietary rights (collectively, "Intellectual Property") that are used in connection with its business in the manner currently being used, sold or licensed, free and clear of all Encumbrances.

            (b) Section 3.22 of the Company's Schedule sets forth all of the (i) Copyrights material to the business of the Acquired Companies, Trademarks and Patents owned by, and filings and applications for any of the above filed by, any of the Acquired Companies, and (ii) all Software applications developed by the Acquired Companies that are material to the business of the Acquired Companies. None of the Intellectual Property listed in Section 3.22 of the Company's Schedule (except as specified thereon) is subject to any outstanding Order, and no Proceeding is pending or, to the Knowledge of the Company, Threatened, which challenges the validity, enforceability, use or ownership of the item.

            (c) Section 3.22 of the Company's Schedule sets forth all Intellectual Property licenses, sublicenses and other agreements under which any Acquired Company is either a licensor or licensee, except such licenses, sublicenses and other agreements (i) relating to off-the-shelf software and which are commercially available on a retail basis or (ii) that provide for the license by the Acquired Company to any customer thereof that involve an amount less than $5,000 annually and are otherwise not material to the business of the Acquired Companies. Each Acquired Company has substantially performed all obligations imposed upon it to date thereunder, and no Acquired Company is, nor to the Knowledge of the Company is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the Intellectual Property licenses listed in Section 3.22 of the Company's Schedule are valid, enforceable and in full force and effect, and will continue to be so on substantially identical terms immediately following the Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

            (d) To the Knowledge of the Company, other than as set forth in
Section 3.22 of the Company's Schedule none of the Intellectual Property currently sold or licensed by the Acquired Companies to any Person or used by or licensed to the Acquired Companies violates any Intellectual Property rights of others.

            (e) No Proceeding is pending and no written claim has been made against any Acquired Company or, to the Knowledge of the Company, is Threatened, contesting the right of an Acquired Company to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Acquired Companies.

            (f) Except as set forth in Section 3.22 of the Company's Schedule, to the Knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of any Acquired Company.

            (g) Except as set forth in Section 3.22 of the Company's Schedule, no Acquired Company is a party to or bound by, any license or other agreement requiring the payment of any material royalty payment, excluding such agreements relating to software licensed for use solely on the computers of the Acquired Companies.

            (h) Except as described in Section 3.22 of the Company's Schedule, none of the Acquired Companies has entered into any agreement, license or release that restricts the right of any of the Acquired Companies to use the ProTix Products in any material way. The Software within the ProTix Products is fully eligible for protection under applicable copyright law and has not been forfeited to the public domain and the source code and system specifications have been maintained in confidence, except where the failure to be so eligible or where the failure to maintain such confidence would not have a materially adverse effect on the Company. As used in this Agreement, "ProTix Products" means products currently marketed or proposed to be marketed, in connection with the performance of ticketing services or other business of the Acquired Companies, including without limitation the Prologue Ticketing System.

            (i) Except as set forth in Section 3.22 of the Company's Schedule, to the Knowledge of the Company, none of the Trade Secrets, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, representatives and agents of the Acquired Companies, except as required by law or pursuant to the filing of a patent application by the Acquired Companies, where such disclosure would have a material adverse effect on the business, financial condition or results of operations of the Company.

            (j) Except as set forth in Section 3.22 of the Company's Schedule,
(a) the Software utilized by the Acquired Companies in their ticketing services will deliver, receive, store and process date information in the same manner before, during and after January 1, 2000 and (b) no material expenditures are contemplated by the Acquired Companies or, to the Company's Knowledge, are necessary to remediate such Software in connection with processing date information.

            3.23 Certain Payments. Since January 1, 1995, no Acquired Company or director, officer, agent or employee of any Acquired Company or, to the Knowledge of the Company, any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment in violation of any Legal Requirement to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of an Acquired Company, or (iv) in violation of any Legal Requirement,
(b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

            3.24 Disclosure. No representation or warranty of Sellers or the Company in this Agreement and no statement in the Company's Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

            3.25 Relationships With Related Persons. No Seller or any Related Person of Sellers or of any Acquired Company has, or has had, any interest in any material property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. Except as set forth in Section 3.25 of the Company's Schedule, to the Knowledge of the Company, no Seller or any Related Person of Sellers or of any Acquired Company is, or since January 1, 1997 has owned (of record or as a beneficial owner) an equity interest or any other material financial or profit interest in, a Person that has (a) had business dealings or a material financial interest in any transaction with any Acquired Company, or (b) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Section 3.25 of the Company's Schedule, no Seller or any Related Person of Sellers or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

            3.26 Brokers or Finders. Sellers, the Acquired Companies and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

            Each Seller severally represents and warrants to Buyer as follows:

            4.1 Title to Shares. Seller is the owner of the number of Shares indicated below such Seller's signature on the signature page to this Agreement. No other person or entity has any right, title, or interest, beneficially or of record, in or to the Shares owned by such Seller and such Shares are free and clear of any claims, liens, encumbrances, security agreements, equities, options, charges, or restrictions, and can be delivered and surrendered to Buyer pursuant hereto without obtaining the consent or approval of any other person or governmental authority. Upon the transfer and delivery of such Shares to Buyer in accordance with this Agreement and payment therefor, Buyer will become the owner and holder of all of such Shares free and clear of all liens, encumbrances, pledges, claims, charges and restrictions on transfer.

            4.2         Authority; No Conflict.

            (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against such Seller in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity. Upon the execution and delivery by Seller of the Noncompetition Agreement (collectively, the "Seller's Closing Documents"), the Seller's Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has the right, power, authority, and capacity to execute and deliver this Agreement and the Seller's Closing Documents and to perform its or his obligations under this Agreement and the Seller's Closing Documents.

            (b) To the Knowledge of Seller, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Seller, or any of the assets owned or used by Seller, may be subject.

            (c) Such Seller is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

            4.3 Restricted Securities. Seller understands that the Buyer Stock, the Notes, the Warrants, the shares of common stock of Buyer issuable upon exercise of the Warrants, and any other securities issued by Buyer under this Agreement (collectively, the "Securities") will be issued by Buyer without registration under the Securities Act and without qualification and/or registration under applicable state securities laws pursuant to exemptions from registration and/or qualification contained in the Securities Act and applicable state securities laws. Such Seller understands that the foregoing exemptions depend upon, among other things, the bona fide nature of such Seller's investment intent as expressed herein. None of the Securities nor any interest in the Securities will be sold, transferred, or otherwise disposed of by such Seller without registration and/or qualification under the Securities Act and applicable state securities laws unless the sale or other disposition is made in compliance with exemptions from such registration and qualification requirements with respect to such resale or disposition and, upon the request of Buyer, such Seller, prior to consummation of any such resale or disposition, provides Buyer an opinion of counsel reasonably satisfactory to Buyer to the effect that the contemplated transfer may be made without violating the Securities Act or applicable state securities laws.

            4.4 Investment Intent. Seller is acquiring the Securities for investment purposes only, for Seller's own account and not with a view to or for sale in connection with any distribution of the Securities to others within the meaning of the Securities Act.

            4.5 Questionnaire. The information contained in the Confidential Offeree Questionnaire provided by Seller to the Company in connection with this transaction is true and correct as of the date hereof and Buyer may rely upon such information in determining whether exemptions from registration under federal and applicable state securities laws are available in connection with any issuance of Securities under this Agreement.

            4.6 Purchaser Representations. Seller has received all of the information Seller considers necessary or appropriate to evaluate the risks and merits of an investment in Buyer, including, but not limited to, Buyer's Confidential Private Offering Memorandum, dated September 30, 1998, and has had an opportunity to discuss Buyer's business, management, financial affairs and prospects with Buyer's management. Seller is able to bear the economic risks related to a purchase of the Securities. Seller, together with Seller's purchaser representative, if applicable, have such Knowledge and experience in financial and business matters that will enable Seller to use the information made available to Seller in connection with the Contemplated Transactions to evaluate the merits and risks of acquiring the Securities.

            4.7 Residence. Seller's principal residence is shown below such Seller's signature on the signature page to this Agreement.

            4.8 Legends. Seller acknowledges that the certificates representing any of the Securities to be issued to such Seller will contain legends which prohibit an offer to transfer or a transfer of all or any portion of the Securities unless the Securities are registered under the Securities Act or unless an exemption from registration is available with respect to such resale or disposition.

Buyer need not register, and may instruct its transfer agent not to effect, a transfer of any Securities unless the conditions set forth in this Section 4 are satisfied.

5. REPRESENTATIONS AND WARRANTIES OF BUYER

            Except as set forth in the Buyer's Schedule (which lists exceptions to the following representations and warranties and also contains matters required to be disclosed pursuant to this Section 5, each of which corresponds to the numbered sections contained in this Section 5), Buyer represents and warrants to Sellers as set forth in this Section 5. The parties hereto acknowledge and agree that for purposes of this Agreement, if a document or a matter is disclosed in any Section of the Buyer's Schedule or in Buyer's Confidential Private Offering Memorandum dated September 30, 1998, such disclosure shall suffice, without specific repetition and with or without cross-reference, as a response to any other section of the Buyer's Schedule if such response is apparent from such disclosure.

            5.1 Organization and Good Standing.

            (a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use. Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

            (b) Buyer has delivered to the Company copies of its Organizational Documents as currently in effect.

            5.2 Authority; No Conflict.

            (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity. Upon the execution and delivery by Buyer of the Employment Agreements and the Warrants (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

            (b) Except as set forth in Section 5.2 of the Buyer's Schedule, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                (i) any provision of Buyer's Organizational Documents;

                (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

                (iii) any Legal Requirement or Order to which Buyer may be subject; or

                (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

Except as set forth in Section 5.2 of the Buyer's Schedule, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

            5.3 Capitalization. The authorized equity securities of the Buyer consist of 100,000,000 shares of common stock, par value $.0001, of which 15,424,094 shares are issued and outstanding, (ii) 8,440,002 shares of Series A Preferred Stock of the Buyer, par value $.0001, of which 8,440,002 shares are issued and outstanding, and which are convertible into 8,440,002 shares of common stock of the Buyer, (iii) 9,500,000 shares of Series B Preferred Stock of the Buyer, par value $.0001, of which 9,499,874 shares are issued and outstanding, and which are convertible into 9,499,874 shares of common stock of the Buyer, and (iv) 11,597,112 shares of Series C Preferred Stock of the Buyer, par value $.0001, of which 11,597,112 shares are issued and outstanding, and which are convertible into 11,597,112 shares of Common Stock of the Buyer. Except as set forth in Section 5.3 of the Buyer's Schedule, there are no options, warrants, conversion privileges, preemptive rights, subscription or purchase rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of the Buyer's capital stock. The Buyer Stock is duly authorized, and when issued and sold to the Sellers pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The shares of common stock of Buyer issuable upon conversion of the Warrants are duly authorized and, when issued in compliance with the terms thereof, will be validly issued, fully paid and nonassessable.

            5.4 Financial Statements. The Buyer has delivered to the Company:
(a) a consolidated balance sheet of Buyer as of December 31, 1997 (including the notes thereto, the "Buyer Balance Sheet"), and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Arthur Andersen LLP, independent certified public accountants, and (b) an unaudited consolidated balance sheet of Buyer as of June 30, 1998 (the "Buyer Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the six months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Buyer as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Buyer Balance Sheet); the financial statements referred to in this Section 5.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than Buyer are required by GAAP to be included in the consolidated financial statements of the Buyer.

            5.5 No Undisclosed Liabilities. Except as set forth in Section 5.5 of the Buyer's Schedule, Buyer has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) which in the aggregate are material to the financial condition, assets, properties or business of Buyer taken as a whole, except for liabilities or obligations reflected or reserved against in the Buyer Balance Sheet or the Buyer Interim Balance

Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

            5.6 No Material Adverse Change. Since the date of the Buyer Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of Buyer, and no event has occurred or circumstance exists that may result in such a material adverse change.

            5.7 Disclosure. No representation or warranty of Buyer in this Agreement and no statement in the Buyer's Schedule or the Confidential Private Offering Memorandum contains an untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

            5.8 Investment Intent. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

            5.9 Brokers or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

6. COVENANTS AND FURTHER AGREEMENTS

            6.1         Sellers' Representative.

            (a) In order to administer efficiently the rights and obligations of the Sellers under this Agreement, the Sellers hereby designate and appoint Mark
O. Scioscia as the Sellers' Representative, to serve as the Sellers' agent and attorney-in-fact for the limited purposes set forth in Section 6.1(b) of this Agreement.

            (b) Each of the Sellers hereby appoints the Sellers' Representative as such Seller's agent, proxy and attorney-in-fact, with full power of substitution, for all purposes set forth in this Agreement, including, without limitation, the full power and authority on such Seller's behalf (i) to consummate the transactions contemplated by this Agreement, (ii) to disburse any funds received hereunder to the Sellers, (iii) to execute and deliver any certificates representing the Shares and execution of such further instruments of assignment as Buyer shall reasonably request, (iv) to enter into the Security Agreement on behalf of the Sellers, (v) to execute and deliver on behalf of each Seller any amendment or waiver under this Agreement, the Notes, Warrants or Security Agreement, (vi) to retain legal counsel and other professional services, at the expense of the Sellers, in connection with the performance by the Sellers' Representative of this Agreement, (vii) to execute financing statements, termination statements and other documents on behalf of Sellers under the Security Agreement, (viii) to do each and every act and exercise any and all rights which such Seller or Sellers are permitted or required to do or exercise under this Agreement and the other agreements, documents and certificates executed in connection herewith. Each of the Sellers agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Sellers' Representative and shall survive the death, bankruptcy or other incapacity of any Seller.

            (c) Each of the Sellers hereby agrees that any amendment or waiver under this Agreement, the Security Agreement or the Securities, and any action taken on behalf of the Sellers to enforce the rights of the Sellers under this Agreement, the Notes and the Warrants, and any action taken with respect to any indemnification claim pursuant to Section 7 (including any action taken to object to, defend, compromise or agree to the payment of such claim), shall be effective if approved in writing by the Sellers' Representative and the holders of a majority of the Shares (including any Shares held by the Sellers' Representative), or, in the case of any amendment or waiver made or given or action taken after the Closing, if so approved by persons who were the holders of a majority of the Shares immediately prior to the Closing, and that each and every action so taken shall be binding and conclusive on every Seller, whether or not such Seller had notice of, or approved, such amendment or waiver.

            (d) Upon signing of this Agreement, each Seller shall deliver to the Sellers' Representative a certificate or certificates representing the Shares being sold by such Seller under this Agreement, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member of the New York Stock Exchange for delivery by the Sellers' Representative to Buyer at the Closing.

            (e) Mark O. Scioscia shall serve as the Sellers' Representative until he resigns or is otherwise unable or unwilling to serve. In the event that a Sellers' Representative resigns from such position or is otherwise unable or unwilling to serve, the remaining Sellers shall select, by the vote of the holders of a majority of the Shares, a successor representative to fill such vacancy, shall provide prompt written notice to Buyer of such change and such substituted representative shall then be deemed to be the Sellers' Representative for all purposes of this Agreement.

            6.2 Additional Sellers. The parties agree that additional shareholders of the Company may become parties to this Agreement after the Closing Date. In such event, (i) each such shareholder shall become a "Seller" for purposes of this Agreement and entitled to all of the rights and subject to all of the obligations of a Seller under this Agreement, (ii) the Participating Percentage shall be adjusted to reflect the inclusion of such shareholder, (iii) such shareholder shall immediately receive a cash payment equal to such shareholder's ratable interest in the Closing Cash Payment, shares of common stock of Buyer equal to such shareholder's ratable interest in the Buyer Stock, a promissory note equal to such shareholder's ratable portion of the Notes, and a warrant equal to such shareholder's ratable portion of the Warrants.

            6.3 Holdback Agreement. If and to the extent requested by the managing underwriter in the case of an underwritten public offering by the Buyer of its common stock, each Seller agrees not to affect any sale, short sale, loan, grant any option for the purchase of, or otherwise dispose of any Buyer's Stock or any shares of Buyer's Common Stock received upon exercise of the Warrants, including a sale pursuant to Rule 144 under the Securities Act of 1933, as amended, during (i) with respect to an initial public offering, the 180-day period or such shorter period agreed upon by such Seller and the requesting underwriter or (ii) in any other case the 90- day period or such shorter period agreed upon by such Seller and any underwriter, beginning on the effective date of the applicable registration statement. The Buyer may impose stop-transfer instructions with respect to such securities subject to the foregoing registration until the end of such period.

            6.4 Tax Elections. With respect to the acquisition of Shares hereunder, Buyer shall make a timely election under Section 338(g) of the IRC and Sellers and Buyer shall jointly make an election under Section 338(h)(10) of the Code (and any corresponding elections under state or local tax law) (collectively, a "Section 338(h)(10) Election"). Sellers and Buyer shall (i) take, and cooperate with each other to take, all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required ) to effect and preserve a timely Section 338(h)(10) Election in accordance with Section 338 of the IRC and the temporary regulation thereunder, or any successor provisions as promptly as practicable following the Closing Date, but not later than the date which is the latest date for making such Section 338(h)(10) Election, and from time to time thereafter, and (ii) Sellers and Buyer shall report the sale of the Shares pursuant to this Agreement consistent with the Section 338(h)(10) Election and shall take no position contrary thereto or inconsistent therewith in any tax return, any discussion with or proceeding before any taxing authority, or otherwise. Sellers and Buyer agree to use reasonable efforts to minimize any adverse tax consequences to Sellers resulting from the election contemplated by this Section 6.4, specifically including allocating the Purchase Price among the Acquired Companies' assets in such a way as to eliminate, to the maximum extent legally permissible, the treatment of the Sellers' gain on receipt of the Purchase Price as ordinary income rather than capital gain; provided, however, that in no event shall Buyer be required to take any action, other than such allocation of the Purchase Price, which could result in any adverse consequences to the Buyer.

            6.5 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

            6.6 Employee Bonuses.

            (a) Buyer agrees that, no later than May 15, 2000, Buyer shall cause the Company to pay cash bonuses to the employees of the Company named below, which in the aggregate equal the product of (i) $140,000 times (ii) the percentage of total Warrants issued pursuant to this Agreement which vest and become exercisable pursuant to their terms (the "Cash Bonus"). The Cash Bonus shall be allocated among the following employees based on the percentage set forth opposite their respective names; provided, however, that no employee shall be entitled to receive their share of the Cash Bonus if they do not remain employees of the Company through March 31, 2000.

     Name                       %
     ----                      ---
Michael Anderson             16.67
Greg Cutshall                13.89
Tina Hatch                   13.89
Thomas Reynolds              11.11

Mary Ales                   5.55
Paul Peressini              4.16
Alan Fahrner                4.16
Jami Spencer                2.78
Michele Bernard             2.78
Dean Cohan                  2.78
Sue Edward                  2.78
Tami Fox                    2.78
Kris Romain                 2.78
Ken Thompson                2.78
David Lucas                 2.78
Rod Edmiston                1.67
William Krog                1.39
Andy Brolin                 1.39
Amy Peressini               1.39
Wensheng Peng                .83
Kristin Yunger               .83
Lisa Poehler                 .83
                          ------
                          100.00%

To the extent that the aggregate bonuses earned and paid pursuant hereto, plus the related employer portion of payroll taxes, are less than $150,000, the difference between the aggregate amount of such bonuses and related payroll taxes and $150,000 shall be paid by Buyer to the Sellers' Representative on behalf of the Sellers for distribution to the Sellers in an amount equal to each Seller's pro rata share of the Purchase Price.

            (b) Buyer agrees to cause the Company to pay the employee bonuses of approximately $210,000, which were accrued but not paid prior to the Closing, no later than the end of the first full pay period of the Company following the Closing.

            6.7 Rule 144. Buyer agrees that after its initial public offering, it will file the reports required to be filed by it under the Securities Act, and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any Seller may reasonably request, all to the extent required from time to time to enable such Seller to sell the Buyer Stock and the shares of Buyer Common Stock issuable upon exercise of the Warrants without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

            6.8 Termination of Stock Repurchase Agreement. The Company and certain of the Sellers are parties to a Stock Repurchase Agreement dated September 18, 1991 (the "Repurchase Agreement"). The Company and those Sellers who are a party to the Repurchase Agreement hereby waive any claim with respect to prior breaches thereof, consent to the transaction contemplated by this Agreement and agree that, pursuant to Section 18 of the Repurchase Agreement, immediately prior to the Closing, the Repurchase Agreement shall terminate and be of no further force or effect.

7. INDEMNIFICATION; REMEDIES

            7.1 Survival; Right to Indemnification Not Affected by Knowledge. Except for the representations and warranties set forth in Sections 3.3, 3,10, 3.11, 3.13, 3.17, 3.19, 4.1, 5.3 or 5.5 or in the Company's Schedule or the
Buyer's Schedule relating to the foregoing Sections, which shall survive the Closing for a period of three (3) years as provided in Section 7.4, all representations and warranties in this Agreement, the Company's Schedule, the Buyer's Schedule, and any other certificate or document delivered pursuant to this Agreement will survive the Closing for a period of one year as provided in
Section 7.4 below. Upon expiration of such representations and warranties, no party shall have any right to make a claim or seek indemnification under this
Section 7, or otherwise, with respect to such expired representations or warranties, except with respect to claims for indemnification which were timely made in accordance with Section 7.4. All covenants and obligations in this Agreement and the agreements executed and delivered pursuant to this Agreement will survive the Closing indefinitely. The right to indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

            7.2 Indemnification and Payment of Damages by the Sellers. Each Seller (pro rata in accordance with the percentage of the Purchase Price received by each such Seller with respect to paragraphs (a), (c), (e) and (f) of this Section 7.2, but such Seller shall be solely responsible for all of the Damages with respect to the indemnification obligations of such Seller under paragraphs (b) and (d) of this Section 7.2) will indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including reasonable costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

            (a) any Breach of any representation or warranty made by the Company in this Agreement, the Company's Schedule, or any other certificate or document delivered by the Company pursuant to this Agreement;

            (b) any Breach of any representation or warranty made by such Seller in Section 4 of this Agreement;

            (c) any Breach by the Company of any covenant or obligation of the Company in this Agreement;

            (d) any Breach by such Seller of any covenant or obligation of such Seller in this Agreement;

            (e) any Deferred Cash Shortfall in excess of the Deferred Cash Payment; or

            (f) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

Except as expressly provided in this Section 7.2, after the Closing the Company and Sellers shall have no obligation or liability to Buyer or the other Indemnified Persons, and such parties shall have no claim or recourse against the Company or any Seller, arising out of or in connection with the transactions contemplated by this Agreement, it being understood and agreed by the parties that the remedies provided in this Section 7.2 shall be the sole and exclusive remedies for any such claim by Buyer and/or any other Indemnified Person for any such matters, whether such claims are framed in contract, tort or otherwise.

            7.3 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless the Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with:

            (a) any Breach of any representation or warranty made by Buyer in this Agreement, the Buyer's Schedule or in any certificate or document delivered by Buyer pursuant to this Agreement;

            (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement; or

            (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

Except as expressly provided in this Section 7.3, after the Closing the Company and Buyer shall have no obligation or liability to Sellers, and such parties shall have no claim or recourse against the Company or the Buyer, arising out of or in connection with the transactions contemplated by this Agreement, it being understood and agreed by the parties that the remedies provided for in this
Section 7.3 shall be the sole and exclusive remedies for any such claim by Sellers for any such matters, whether such claims are framed in contract, tort or otherwise.

            7.4 Time Limitations. Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, other than those in Sections 3.3, 3.10, 3.11, 3.13, 3.17, 3.19 or 4.1, unless on or before October 15, 1999, Buyer notifies Sellers' Representative of a claim in writing specifying the factual basis of that claim in reasonable detail, together with a good faith estimate of the amount of such claim, to the extent then known by Buyer. Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, in

Sections 3.3, 3.10, 3.11, 3.13, 3.17, 3.19 or 4.1, unless on or before October 15, 2001, Buyer notifies Sellers' Representative of a claim in writing specifying the factual basis of that claim in reasonable detail, together with a good faith estimate of the amount of such claim, to the extent then known by Buyer. Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, other than those in Sections 5.3 or 5.5, unless on or before October 15, 1999 Seller notifies Buyer of a claim in writing specifying the factual basis of that claim in reasonable detail, together with a good faith estimate of the amount of such claim, to the extent then known by Sellers. Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, in Sections 5.3 or 5.5, unless on or before October 15, 2001, Sellers notify Buyer of a claim in writing specifying the factual basis of that claim in reasonable detail, together with a good faith estimate of the amount of such claim, to the extent then known by Sellers.

            7.5 Limitations on Amount--Sellers. The Sellers will have no liability hereunder (for indemnification or otherwise) until the total of all Damages with respect to such matters exceeds $75,000 plus one-half of the amount of any positive Closing Date Net Working Capital (such amount in the aggregate is referred to hereinafter as the "Basket"), and then only for the amount by which such Damages exceed the Basket. Furthermore, any liability of the Sellers hereunder (for indemnification or otherwise) shall terminate at such time as the aggregate amount of Damages paid to Buyer by Sellers equals $7,452,000 less (a) an amount equal to (i) $2,511,961 times (ii) the percentage of total Warrants issued pursuant to this Agreement which expire without vesting pursuant to paragraph 4 of Annex B of the Warrants, and (b) if the fair market value of the Common Stock of Buyer on the date the applicable claim for indemnification is made is less than $1.75 per share, the product of (i) the number of shares of Buyer Stock issued pursuant to Section 2.2(b) of this Agreement plus the number of Warrants which have not expired without vesting pursuant to paragraph 4 of Annex B of the Warrants times (ii) the difference between $1.75 and the fair market value of the Common Stock of Buyer on such date, (such amount being referred to herein as the "Cap"). Each Seller's liability hereunder (for indemnification or otherwise) shall be limited to such Seller's pro rata share of the Cap (in accordance with the percentage of the Purchase Price received by such Seller, the "Percentage Interest"). Other than claims for indemnification pursuant to Section 7.2(b) or (d), each Seller's liability for any claim for indemnification shall be limited to the Seller's Percentage Interest with respect to such claim.

            7.6 Limitations on Amount--Buyer. Buyer will have no liability hereunder (for indemnification or otherwise) until the total of all Damages with respect to such matters exceeds $75,000, and then only for the amount by which such Damages exceed $75,000. Furthermore, any liability of the Buyer hereunder (for indemnification or otherwise) shall terminate at such time as the aggregate amount of Damages paid to Sellers by Buyer equals $7,452,000 less an amount equal to (i) $2,511,961 times (ii) the percentage of total Warrants issued pursuant to this Agreement which expire without vesting pursuant to paragraph 4 of Annex B of the Warrants.

            7.7 Right of Set-Off. Upon written notice to Sellers' Representative specifying in reasonable detail the basis for such set-off and Buyer's reasonable good faith estimate of the amount of such claim, Buyer may set-off such amount against (i) amounts otherwise payable under Section 2.2(c) and (ii) amounts, up to a maximum of $150,000, payable under the Notes issued pursuant to
Section 2.2(e), provided that any set-off against the Notes shall be pro rata among the

Sellers in accordance with the principal amount of Notes held and no right of set-off shall exist for an amount in excess of the $150,000 maximum. Notwithstanding the foregoing, if Buyer wishes to set-off any amount to which it may be entitled under this Section 7 against amounts otherwise payable under
Section 2.2(c) or (e) (a "Set-Off") and the Sellers' Representative notifies Buyer within 20 days of receiving notice from the Buyer specifying the basis for such Set-Off that Sellers' Representative disputes such claim, the amount of the Set-Off sought shall be placed in escrow by the Buyer with an independent third party acceptable to Buyer and Sellers' Representative until such dispute is resolved. Except as provided in this Section 7, Buyer shall have no right of set-off against amounts otherwise payable to Sellers pursuant to this Agreement. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

            7.8 Procedure for Indemnification--Third Party Claims.

            (a) Promptly after receipt by an indemnified party under Section 7.2 or 7.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

            (b) If any Proceeding referred to in Section 7.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate due to a probable conflict of interest in the defenses available to the parties, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 7 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within twenty days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party; provided that no compromise or settlement of the claim may be effected without the indemnifying party's consent, which will not be unreasonably withheld. Notwithstanding the foregoing, notice of any claim made against the Company or the Sellers, other than those arising as result of a breach of the representations and warranties made in Section 4, shall be provided to the Sellers' Representative, who shall have sole authority to respond to and compromise such claim in accordance with the foregoing provisions. Likewise, the Sellers' Representative shall have the sole authority to seek indemnification from Buyer pursuant to this Section 7 on behalf of the Sellers.

            (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

            (d) Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

            7.9 Procedure for Indemnification--Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by written notice to the party from whom indemnification is sought.

            7.10 No Contribution. Each Seller waives, and acknowledges and agrees that such Seller shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any right or remedy against the Acquired Companies in connection with any indemnification obligation or any other liability to which such Seller may become subject under this Agreement or otherwise in connection with any of the Contemplated Transactions, except for any right or remedy against the Acquired Companies arising out of a breach of any covenant or agreement, which breach occurs after the Closing.

            7.11 Sole Remedy. The remedies provided in this Section 7 will be the exclusive remedy of the parties hereto with respect to the Contemplated Transaction and this Agreement.

8.          GENERAL PROVISIONS

            8.1 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and the Shareholders' Representative mutually determine. The Company and Sellers' Representative will consult with each other concerning the means by which the Acquired

Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

            8.2 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

            To Buyer:               Advantix, Inc.
                                    4675 MacArthur Court, Suite 1400
                                    Newport Beach, CA  92660
                                    Attention:  President
                                    Fax No: (949) 862-5412

            with a copy to:         Hewitt & McGuire, LLP
                                    19900 MacArthur Boulevard, Suite 1050
                                    Irvine, CA 92612
                                    Attention:  Paul A. Rowe
                                    Fax No:  (949) 798-0511

            To the Company:         ProTix, Inc.
                                    4513 Vernon Blvd.
                                    Madison, WI 53705
                                    Attention: President
                                    Fax No: (608) 231-6703

            with a copy to:         Reinhart, Boerner, Van Deuren, Norris &
                                    Rieselbach
                                    1000 North Water Street, Suite 2100
                                    Milwaukee, WI  53202
                                    Attention: Jim Bedore
                                    Fax No: (414) 298-8097

            To the Sellers:         At the address for each
                                    such Seller shown on
                                    the signature page

            To the Sellers'         Mark O. Scioscia
            Representative:         c/o AccuGlass
                                    2911 Duss Avenue
                                    Building 17
                                    Ambridge, PA 15003
                                    Fax No: (724) 266-4467

            8.3 Dispute Resolution. Any controversy, dispute, or claim arising out of or relating to the interpretation, performance or breach of this Agreement shall be finally determined, at the request of any party, by binding arbitration conducted in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted in Orange County, California. The arbitrator shall award to the prevailing party, in addition to the costs of the proceeding, that party's reasonable attorney's fees.

            8.4 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

            8.5 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letters of Intent between Buyer and the Company dated July 2, 1998 and September 15, 1998) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may be amended or modified in whole or in part at any time by an agreement in writing among Buyer, the Company and the Sellers' Representative.

            8.6 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

            8.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            8.8 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

            8.9 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

            8.10 Governing Law. This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

            8.11 Equitable Remedies. In addition to legal remedies, to the extent allowed pursuant to this Agreement or by law, in recognition of the fact that remedies at law may not be sufficient, the parties hereto (and their successors) shall be entitled to equitable remedies including, without limitation, specific performance and injunction.

            8.12 Effect of Amendment or Waiver. Each Seller acknowledges that by operation of Sections 6.1 and 8.5, the Sellers' Representative will have the right and power to diminish or eliminate rights of such Seller under this Agreement.

            8.13 Opportunity to Consult Counsel. Each Seller acknowledges that such Seller has had full and adequate opportunity to have this Agreement reviewed by such Seller's independent counsel and to discuss this Agreement with such counsel.

            8.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first written above.

                                     "BUYER"

                                     Advantix, Inc., a Delaware corporation


                                     By:  /S/ John M. Markovich
                                          --------------------------------------
                                     Print Name:  John M. Markovich
                                                 -------------------------------
                                     Title: EVP, Finance & Chief Financial
                                            ------------------------------------
                                                 Officer


                                     "COMPANY"

                                     ProTix, Inc., a Wisconsin corporation


                                     By:  /S/ Pete D. Hanson
                                          --------------------------------------
                                     Print Name: Pete D. Hanson
                                                 -------------------------------
                                     Title: President
                                            ------------------------------------

            The undersigned Sellers have executed this Agreement effective as of the Closing Date.

                                    "SELLERS"


                                    /s/ Mark O. Scioscia
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Mark O. Scioscia

                                    Number of Shares Owned: 4,181.83

                                    Address:  330 Shields Lane
                                              Sewickley, PA  15143


                                    /s/ Richard C. Graves
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Richard C. Graves

                                    Number of Shares Owned: 3,770.00

                                    Address:  1787 Council Bluff Drive N.E.
                                              Atlanta, GA  30345


                                    /s/ Peter D. Hanson
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Peter D. Hanson


                                    /s/ Mary P. Hanson
                                    --------------------------------------------
                                    Signature of Seller's Spouse

                                    Printed Name:  Mary P. Hanson

                                    Number of Shares Owned: 3,163.35

                                    Address:  1423 Willow Trail
                                              Middleton, WI  53562

                                    /s/ John R. O'Keefe, Jr.
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: John R. O'Keefe, Jr.

                                    Number of Shares Owned: 1,518.18

                                    Address: 162 Orchard Spring Road
                                             Pittsburgh, PA 15220



                                    /s/ Frances S. Kincaid
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Frances S. Kincaid

                                    Number of Shares Owned: 1,454.54

                                    Address: 406 Midway Island
                                             Clearwater, FL 38767



                                    /s/ Paul S. McGrath, Jr.
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Paul S. McGrath, Jr.

                                    Number of Shares Owned: 427.27

                                    Address: 1346 Navahoe Drive
                                             Pittsburgh, PA 15228

                                    /s/ Douglas W. Caves
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Douglas W. Caves


                                    /s/ Sherry A. Caves
                                    --------------------------------------------
                                    Signature of Seller's Spouse

                                    Printed Name: Sherry A. Caves

                                    Number of Shares Owned: 572.73

                                    Address: 2250 Rugby Row
                                             Madison, WI 53705


                                    /s/ John A. Kincaid, Jr.
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: John A. Kincaid, Jr.

                                    Number of Shares Owned: 245.45

                                    Address: 406 Midway Island
                                             Clearwater, FL 38767


                                    /s/ Oreste S. Scioscia
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Oreste S. Scioscia

                                    Number of Shares Owned: 545.45

                                    Address: 4 Covington Park
                                             Hilton Head Island, SC 29928

                                    /s/ Diane Christensen
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Diane Christensen


                                    /s/ Laurits R. Christensen
                                    --------------------------------------------
                                    Signature of Seller's Spouse

                                    Printed Name: Laurits R. Christensen

                                    Number of Shares Owned: 477.28

                                    Address: 1711 Kendall Avenue
                                             Madison, WI 53705


                                    /s/ Laurits R. Christensen
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Laurits R. Christensen


                                    /s/ Dianne Christensen
                                    --------------------------------------------
                                    Signature of Seller's Spouse

                                    Printed Name: Dianne Christensen

                                    Number of Shares Owned: 477.27

                                    Address: 1711 Kendall Avenue
                                             Madison, WI 53705


                                    /s/ James J. Laurion
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: James J. Laurion

                                    Number of Shares Owned: 252.50

                                    Address: 7220 Island Green Drive
                                             Boulder, CO 80301

                                    /s/ Richard P. Nehls
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Richard P. Nehls


                                    /s/ Barbara N. Nehls
                                    --------------------------------------------
                                    Signature of Seller's Spouse

                                    Printed Name: Barbara N. Nehls

                                    Number of Shares Owned: 252.50

                                    Address: 305 Everglade Drive
                                             Madison, WI 53717


                                    /s/ Thomas G. Tierney
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Thomas G. Tierney


                                    /s/ Mary Joan Tierney
                                    --------------------------------------------
                                    Signature of Seller's Spouse

                                    Printed Name: Mary Joan Tierney

                                    Number of Shares Owned: 252.50

                                    Address: 1010 Harrison Street
                                             Madison, WI 53711

                                    /s/ Robert J. Schoofs
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Robert J. Schoofs


                                    /s/ Mary E. Schoofs
                                    --------------------------------------------
                                    Signature of Seller's Spouse

                                    Printed Name: Mary E. Schoofs

                                    Number of Shares Owned: 208.34

                                    Address: 530 West Conrad Drive
                                             Medford, WI 54451


                                    /s/ Michael T. Pepke
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Michael T. Pepke

                                       N/A
                                    --------------------------------------------
                                    Signature of Seller's Spouse

                                    Printed Name:

                                    Number of Shares Owned: 208.33

                                    Address: 633 West McIntosh Lane
                                             Mequon, WI 53092


                                    /s/ Daniel M. Kincaid
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Daniel M. Kincaid

                                    Number of Shares Owned: 181.82

                                    Address: 406 Midway Island
                                             Clearwater, FL 38767

                                    /s/ John A. Kincaid, III
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: John A. Kincaid, III

                                    Number of Shares Owned: 181.82

                                    Address: 406 Midway Island
                                             Clearwater, FL 38767


                                    /s/ James E. Rose
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: James E. Rose

                                    /s/ Terri L. Rose
                                    --------------------------------------------
                                    Signature of Seller's Spouse

                                    Printed Name: Terri L. Rose

                                    Number of Shares Owned: 158.70

                                    Address: 418 Junction Road
                                             Madison, WI 53717


                                    /s/ Paul W. Schnetzky
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Paul W. Schnetzky


                                    Signature of Seller's Spouse

                                    Printed Name: Karen U. Schnetzky

                                    Number of Shares Owned: 150.00

                                    Address: 10163 N. Lake Shore Drive
                                             Mequon, WI 53092

                                    /s/ Gregor E. Nigh
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Gregor E. Nigh

                                    /s/ Leslie Ann Nigh
                                    --------------------------------------------
                                    Signature of Seller's Spouse

                                    Printed Name: Leslie Ann Nigh

                                    Number of Shares Owned: 56.50

                                    Address: 3649 Marigold Circle
                                             Middleton, WI 53562


                                    /s/ Harold Foodman
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Harold Foodman

                                    Number of Shares Owned: 390.34

                                    Address: 34 Berndale Drive
                                             Westport, CT 06880


                                    /s/ Bruce A. Foodman
                                    --------------------------------------------
                                    Signature of Seller

                                    Printed Name: Bruce A. Foodman

                                    Number of Shares Owned: 390.34

                                    Address: 2 Little River Lane
                                             Redding, CT 06896

                                    EXHIBIT 1


            "ACQUIRED COMPANIES"--the Company and its Subsidiaries, collectively.

            "APPLICABLE CONTRACT"--any Contract to which an Acquired Company is a party.

            "BASKET"--as defined in Section 7.5.

            "BEST EFFORTS"--the reasonable efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

            "BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

            "BUYER"--as defined in the first paragraph of this Agreement.

            "BUYER BALANCE SHEET"--as defined in Section 5.4.

            "BUYER'S CLOSING DOCUMENTS"--as defined in Section 5.2(a).

            "BUYER'S SCHEDULE"--the schedule delivered by Buyer to the Company and Sellers concurrently with the execution and delivery of this Agreement.

            "BUYER STOCK"--as defined in Section 2.2.

            "CLOSING"--as defined in Section 2.3.

            "CLOSING CASH PAYMENT"--as defined in Section 2.2.

            "CLOSING DATE"--the date and time as of which the Closing actually takes place.

            "COMPANY"--as defined in the first paragraph of this Agreement.

            "COMPANY BALANCE SHEET"--as defined in Section 3.4.

            "COMPANY INTERIM BALANCE SHEET"--as defined in Section 3.4.

            "COMPANY STOCK"--as defined in Section 3.3.

            "COMPANY'S SCHEDULE"--as defined in the introductory language to
Section 3.

            "CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

            "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including:

            (a) the sale of the Shares by Sellers to Buyer and the sale of the Buyer Stock and Warrants by Buyer to Sellers;

            (b) the execution, delivery, and performance of the Employment Agreements, the Confidentiality Agreements, the Noncompetition Agreements, Sellers' Releases, and the
Warrants;

            (c) the performance by Buyer, the Company and Sellers of their respective covenants and obligations under this Agreement; and

            (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Acquired Companies.

            "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

            "COPYRIGHTS" --any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

            "DAMAGES"--as defined in Section 7.2.

            "DEFERRED CASH PAYMENT"--as defined in Section 2.2.

            "EMPLOYMENT AGREEMENTS"--as defined in Section 2.4(a)(iii).

            "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, except for such imperfections of title and encumbrances, if any, that are not insubstantial in character, amount or extent, and do not individually or in the aggregate materially detract from the value, or interfere with the present or intended use, of the property or assets subject thereto or affected thereby, or otherwise materially impair the business of the Acquired Companies, and except for tax liens for amounts not yet due or liens with respect to indebtedness shown on the financial statements described in Section 3.4 hereof.

            "ENVIRONMENTAL LAWS"--any Legal Requirement designed to minimize, prevent, punish or remedy the consequences of actions that damage or threaten the environment or public health and safety.

            "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

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

            "ERISA AFFILIATE"--any person that, together with the Company, would be treated as a single employer under IRC ss. 414.

            "FACILITIES"--any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

            "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Company Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

            "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

            "GOVERNMENTAL BODY"--any:

            (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

            (b) federal, state, local, municipal, foreign, or other government;

            (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

            (d) multi-national organization or body; or

            (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

            "HAZARDOUS SUBSTANCES"--all hazardous and toxic materials or wastes (including, without limitation, petroleum products, asbestos and raw materials which include hazardous constituents), fumes, smoke, soot, acids, alkalis, chemicals, liquids, gases, vapors, wastes and materials; any pollutants or contaminants; and any other similar substances or materials which are regulated under Environmental Laws.

            "INTELLECTUAL PROPERTY"--as defined in Section 3.22.

            "INTERNET ASSETS"--any registered internet domain names and other proprietary computer used identifiers and any proprietary rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

            "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

            "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.





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

            "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. The Company will be deemed to have "Knowledge" of a particular fact or other matter if Peter D. Hanson, Mark O. Scioscia, Richard Graves, Tami Fox, Mary Ales, Michael Anderson, Harold Foodman or Bruce Foodman has, or at any time had, Knowledge of such fact or other matter. Buyer will be deemed to have "Knowledge" of a particular fact or other matter if W. Thomas Gimple, John M. Markovich, Thomas O. Pascoe or Michael Rodriguez has, or at any time had, Knowledge of such fact or other matter.

            "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

            "NET WORKING CAPITAL"--total consolidated current assets of the Acquired Companies minus total consolidated current liabilities of the Acquired Companies, determined in accordance with GAAP, except that total consolidated current assets of the Acquired Companies will exclude notes receivable, accounts receivable from, and advances to Related Persons and shareholders of the Acquired Companies and total consolidated current liabilities of the Acquired Companies will exclude all amounts related to notes payable and obligations under capital leases and $224,000 of accrued bonus and the employer portion of payroll taxes and matching 401(k) contributions related thereto.

            "NONCOMPETITION AGREEMENTS"--as defined in Section 2.4(a)(iv).

            "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

            "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

            (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

            (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

            (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

            "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a

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

limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

            "PARTICIPATING PERCENTAGE"--the percentage of the issued and outstanding shares of capital stock of the Company as of the Closing Date which are sold to Buyer under the Agreement.

            "PATENTS"-- any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified or resubmitted.

            "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

            "PLAN"--as defined in Section 3.13.

            "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

            "PROPRIETARY RIGHTS AGREEMENT"--as defined in Section 3.20.

            "PURCHASE PRICE"--as defined in Section 2.2.

            "REAL PROPERTY"--as defined in Section 3.19.

            "RELATED PERSON"--with respect to a particular individual:

            (a) each other member of such individual's Family;

            (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

            (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

            (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

            (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

            (b) any Person that holds a Material Interest in such specified Person;


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

            (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

            (d) any Person in which such specified Person holds a Material Interest;

            (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

            (f) any Related Person of any individual described in clause (b) or
(c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

            "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

            "SECTION 338(h)(10) ELECTION"--as defined in Section 6.5.

            "SECURITIES ACT"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

            "SELLERS"--as defined in the first paragraph of this Agreement.

            "SELLER'S CLOSING DOCUMENTS"--as defined in Section 4.2.

            "SHARES"--as defined in the Recitals of this Agreement.

            "SOFTWARE" -- any computer software programs, source code, object code, data and documentation related thereto.

            "SUBSIDIARY"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company. The term "Subsidiary" shall include ProTix Connecticut General Partnership, a Wisconsin general partnership; ProTix Limited Partnership I, a Wisconsin limited partnership; ProTix Access Control, LLC, a Wisconsin limited liability company; and ProTix Australia Pty, Ltd., an Australian corporation.


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

            "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

            "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

            "TRADEMARKS"-- any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

            "TRADE SECRETS"-- any trade secrets, including, without limitation, proprietary research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

            "WARRANTS"--as defined in Section 2.2.





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


                                LIST OF EXHIBITS
                                       TO
                            STOCK PURCHASE AGREEMENT
                                  BY AND AMONG
                                 ADVANTIX, INC.,
                                  PROTIX, INC.
                                       AND
                          SHAREHOLDERS OF PROTIX, INC.



        Exhibit 1                   Definitions

        Exhibit 2.2(d)              Common Stock Purchase Warrant

        Exhibit 2.2(e)              Non-Negotiable Promissory Note

        Exhibit 2.4(a)(ii)(1)       Hanson Employment Agreement

        Exhibit 2.4(a)(ii)(2)       Graves Employment Agreement

        Exhibit 2.4(a)(ii)(3)       H. Foodman Employment Agreement

        Exhibit 2.4(a)(ii)(4)       B. Foodman Employment Agreement

        Exhibit 2.4(a)(iii)         Confidentiality Agreement

        Exhibit 2.4(a)(iv)          Noncompetition Agreement

        Exhibit 2.4(a)(v)           Security Agreement






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